EXHIBIT 99.1

PRESS RELEASE

Contact: Candice Otey

Chief Financial Officer

5930 Balsom Ridge Road

Denver, NC 28037

(828) 464-8741 Ext. 6680

FOR IMMEDIATE RELEASE

AIR T, INC. RECEIVES NASDAQ NOTICE LETTER

DENVER, NC, August 24, 2017—Air T, Inc. (“Air T” or the “Company”) (NASDAQ: AIRT) announced today that it has received an anticipated letter from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) notifying the Company of its noncompliance with NASDAQ Listing Rule 5250(c)(1) because the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended June 30, 2017 (the “Form 10-Q”).

The Company previously received a notice from NASDAQ with respect to the Company’s noncompliance with the same NASDAQ Listing Rule because the Company had not yet filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2017 (the “Form 10-K”), as described in a press release issued by the Company on July 24, 2017. The Company has not yet filed the Form 10-K.

Under the NASDAQ Listing Rules, the Company has until September 18, 2017 to submit a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. The Company intends to submit a compliance plan on or prior to that date. If NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until January 10, 2018, to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the Securities and Exchange Commission the Form 10-K and the Form 10-Q, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel before any change to listing occurs.

The Company cannot file the Form 10-Q until it completes and files the Form 10-K. The Company has not yet filed its Form 10-K as additional time has been required to fully consider the accounting treatment, including the appropriate attribution of income and loss, with respect to its acquisition of interests in Delphax Technologies Inc. in November of 2015, as described in Air T’s July 24, 2017 press release. The Company has not yet completed its consideration of all matters relevant to such accounting treatment.

The Company intends to regain compliance with NASDAQ’s filing requirements and will file the Form 10-K and the Form 10-Q, as soon as practicable.

The NASDAQ notification of noncompliance has no immediate effect on the listing of Air T’s common stock on the NASDAQ Stock Market.

About Air T, Inc.

Established in 1980, Air T, Inc. is a diversified holding company with four core industry segments: overnight air cargo, aviation ground support equipment manufacturing, aviation ground support maintenance services, and commercial jet engines and parts. Our ownership interests consist of a broad set of operating and financial assets that are designed to expand, strengthen and diversify Air T’s cash earnings power. Our goal is to build on Air T’s core businesses, to expand into adjacent industries, and when appropriate, to acquire companies that we believe fit into the Air T family. For more information, visit www.airt.net.

Cautionary Note Regarding Forward-looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meetings. These statements are based upon our current expectations, beliefs and various assumptions, and speak only as of the date hereof. There can be no assurance that we will realize these expectations or that these beliefs will prove correct. Examples of forward-looking statements include, but are not limited to, statements we make regarding the timing of the filing of the Form 10-K and the Form 10-Q. Numerous factors, many of which are beyond our control, could cause actual results to differ materially from those expressed as forward looking statements. These factors include, but are not limited to, unanticipated delays or other events that could prevent Air T from completing the filing of the Form 10-K and the Form 10-Q within the expected time period, contracts with major customers will be terminated or not extended, future economic conditions and their impact on the Company’s customers; the Company’s ability to recover on its investments, including its investments in Delphax Technologies, Inc.; the timing and amounts of future orders under the Company’s Global Ground Support subsidiary’s contract with the United States Air Force; inflation rates; competition; changes in technology or government regulation; information technology disruptions; the impact of future terrorist activities in the United States and abroad; and other factors that are described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2016 and in the Company’s other filings with the SEC, which are available on the SEC’s website at www.sec.gov. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. The Company is under no obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or circumstances or other factors arising or coming to our attention after the date hereof.

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